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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4, of our reports dated February 20, 1997, on the Consolidated Financial Statements of MFS Communications Company, Inc., included in WorldCom, Inc.'s Current Report on Form 8-K dated August 25, 1996, as amended by Form 8-K/A filed on December 19, 1997, and to all references to our Firm included in this registration statement.

                                            ARTHUR ANDERSEN LLP

Omaha, Nebraska,
December 18, 1997.